Exhibit 99(a)

Windstream reports second-quarter results
Expanded Enterprise Contribution Margin; Significantly Reduced Debt

Release date: Aug. 4, 2016

LITTLE ROCK, Ark. - Windstream (NASDAQ: WIN), a leading provider of advanced network communications and technology solutions, today reported second-quarter results.

“We are making solid progress on achieving our 2016 goals. Each business unit is executing an operational strategy to advance the goal of stabilizing and growing operating cash flow over time. We are making the right investments and optimizing the balance sheet. All of which will drive improving results and create value for investors,” said Tony Thomas, president and chief executive officer at Windstream.

Results under GAAP

Total revenues and sales were $1.36 billion and total service revenues were $1.33 billion in the second quarter compared to $1.42 billion and $1.38 billion respectively year-over-year. Operating income was $155 million compared to $79 million in the period a year ago. Net income was $1.5 million or 1 cent per share compared to a loss of $111 million or a loss of $1.13 per share a year ago.

Adjusted Results of Operations

Adjusted service revenues were $1.33 billion, a decrease of 1 percent from the same period a year ago. Adjusted OIBDAR was $482 million, an increase of 1 percent year-over-year.

Consumer and small business ILEC service revenues were $395 million, a decrease of 2 percent from the same period a year ago. Consumer service revenues were $311 million, a decrease of 1 percent year-over-year. Consumer average revenue per household increased 1 percent sequentially and 5 percent year-over-year driven partly by higher consumer adoption rates of premium Internet speeds.

Carrier service revenues were $160 million, a decrease of 7 percent year-over-year. Core carrier and wholesale revenues were $149 million, a decrease of $1 million sequentially.

Enterprise service revenues were $491 million, an increase of 3 percent year-over-year. Enterprise contribution margin was $80 million, or 15.7 percent, an increase of $32 million, or 68 percent, year-over-year, and an increase of $9 million, or 13 percent, sequentially.

Small business CLEC service revenues were $125 million, a 12 percent decrease year-over-year. Small business CLEC contribution margin remained steady sequentially at $41 million, or 33 percent.

Balance Sheet

During the quarter, Windstream completed the disposition of all of its shares in Communications Sales & Leasing (CS&L) in a debt-for-equity exchange to retire approximately $672 million in debt. Through the debt-for-equity exchange and open market debt repurchases over the last 12 months to date, the company has lowered debt by $740 million.

Quarterly Dividend

On Aug. 3, 2016, the board of directors declared a quarterly dividend of 15 cents per share payable Oct. 17, 2016, to stockholders of record as of Sept. 30, 2016.

Financial Outlook for 2016

Windstream affirmed its previously provided financial guidance for the year with improved cash interest and cash tax guidance.

The company expects total service revenue of $5.275 billion to $5.425 billion and adjusted OIBDAR of $1.90 billion to $1.95 billion.

Adjusted capital expenditures are expected to be between $800 million and $850 million, which excludes approximately $200 million in expected investments to complete Project Excel, a program funded by a portion of the proceeds from the sale of the company’s data center business. Project Excel accelerates Windstream’s plans to upgrade and modernize its broadband capabilities to the latest technology by year-end 2016, or two years ahead of the company’s previous timeline.

The company now expects cash interest expense of approximately $365 million and cash taxes of about $10 million, resulting in adjusted free cash flow of approximately $100 million in 2016.

Conference Call

Windstream will hold a conference call at 7:30 a.m. CDT on Aug. 4 to review the company's second-quarter earnings results.

To access the call:

Interested parties can access the call by dialing 1-877-374-3977, conference ID 46000332.

To access the call replay:

A replay of the call will be available beginning at 10:30 a.m. CDT on Aug. 4 and ending at midnight on Aug. 11. The replay can be accessed by dialing 1-855-859-2056, conference ID 46000332.

Webcast information:

The conference call also will be streamed live over the company's website at www.windstream.com/investors. Financial, statistical and other information related to the call will be posted on the site. A replay of the webcast will be available on the website beginning at 10:30 a.m. CDT on Aug. 4 and ending at midnight on Aug. 11.

About Windstream

Windstream (NASDAQ: WIN), a FORTUNE 500 company, is a leading provider of advanced network communications and technology solutions for consumers, small businesses, enterprise organizations and carrier partners across the U.S. Windstream offers bundled services, including broadband, security solutions, voice and digital TV to consumers. The company also provides data, cloud solutions, unified communications and managed services to business and enterprise clients. The company supplies core transport solutions on a local and long-haul fiber-optic network spanning approximately 125,000 miles. Additional information is available at windstream.com. Please visit our newsroom at news.windstream.com or follow us on Twitter at @Windstream.

Adjusted results of operations exclude the impacts of the disposed data center and consumer CLEC businesses and directory publishing operations and all merger and integration costs related to strategic transactions. A reconciliation of adjusted results to the comparable GAAP measures is included in the financial information presented below. Additional supplemental quarterly financial information is available on the company’s Web site at www.windstream.com/investors.

Adjusted OIBDA is operating income before depreciation and amortization adjusted for the impact of restructuring charges, pension costs and share-based compensation.

Adjusted OIBDAR is adjusted OIBDA before the annual cash rent payment due under the master lease agreement with CS&L assuming the lease payments began on Jan. 1, 2015.

Adjusted free cash flow is defined as operating income plus depreciation and amortization, merger and integration costs, pension costs, share-based compensation expense, restructuring charges and the annual cash rent payment due under the master lease agreement with CS&L, less adjusted capital expenditures, cash taxes, cash interest on long-term debt, plus cash dividends received from CS&L.

Windstream claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. Forward-looking statements include, but are not limited to, 2016 guidance for adjusted service revenue, adjusted OIBDAR and adjusted capital expenditures, along with statements regarding free cash flow, cash interest expense and cash taxes in 2016; expectations regarding revenue trends and improving margins in the business segments; network cost optimization; stability and growth in adjusted OIBDAR; the anticipated benefits of Project Excel to improve network capabilities; the anticipated increase in availability of higher Internet speeds; the completion and benefits of network investments pursuant to the Connect America Fund; expectations regarding deployments of Windstream’s IPTV service, 1 Gig service and expanding the carrier network, products and customer verticals; and Windstream’s ability to improve its debt profile and reduce interest costs. These statements, along with other forward-looking statements regarding Windstream’s overall business outlook, are based on estimates, projections, beliefs, and assumptions that Windstream believes are reasonable but are not guarantees of future events and results. Actual future events and results of Windstream may differ materially from those expressed in these forward-looking statements as a result of a number of important factors. For risk factors that could cause actual results and events to differ materially from those expressed, refer to Windstream’s filings with the Securities and Exchange Commission.

Factors that could cause actual results to differ materially from those contemplated in Windstream’s forward looking statements include, among others:

•	further adverse changes in economic conditions in the markets served by Windstream;

•	the extent, timing and overall effects of competition in the communications business;

•
the company’s election to accept state-wide offers under the FCC’s Connect America Fund, Phase 2, and the impact of such election on future receipt by the company of federal universal service funds and capital expenditures;

•
the potential for incumbent carriers to impose monetary penalties for failure to meet specific volume and term commitments under their special access pricing plans, which Windstream uses to lease last-mile connections to serve its retail business data service customers, without further FCC action;

•	the impact of new, emerging or competing technologies;

•
for certain operations where Windstream leases facilities from other carriers, adverse effects on the availability, quality of service, price of facilities and services provided by other carriers on which Windstream’s services depend;

•	unfavorable rulings by state public service commissions in proceedings regarding universal service funds, inter-carrier compensation or other matters that could reduce revenues or increase expenses;

•	material changes in the communications industry that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers;

•	changes to Windstream’s current dividend practice which is subject to the company’s capital allocation policy and may be changed at any time at the discretion of its board of directors;

•
the company’s ability to make rent payments under the master lease to CS&L, which may be affected by results of operations, changes in the company’s cash requirements, cash tax payment obligations, or overall financial position;

•
unanticipated increases or other changes in the company’s future cash requirements, whether caused by unanticipated increases in capital expenditures, increases in pension funding requirements, or otherwise;

•	the availability and cost of financing in the corporate debt markets;

•	the potential for adverse changes in the ratings given to Windstream’s debt securities by nationally accredited ratings organizations;

•	earnings on pension plan investments significantly below Windstream’s expected long term rate of return for plan assets or a significant change in the discount rate or other actuarial assumptions;

•	unfavorable results of litigation or intellectual property infringement claims asserted against Windstream;

•
the risks associated with non-compliance by Windstream with regulations or statutes applicable to government programs under which Windstream receives material amounts of end user revenue and government subsidies, or non-compliance by Windstream, its partners, or its subcontractors with any terms of its government contracts;

•	the effects of federal and state legislation, and rules and regulations governing the communications industry;

•	continued loss of consumer households served and consumer high-speed Internet customers;

•	the impact of equipment failure, natural disasters or terrorist acts;

•	the effects of work stoppages by Windstream employees or employees of other communications companies on whom Windstream relies for service; and

•
those additional factors under “Risk Factors” in Item 1A of Part I of Windstream’s Annual Report on Form 10-K for the year ended December 31, 2015, and in subsequent filings with the Securities and Exchange Commission at www.sec.gov.

In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes.

Windstream undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause Windstream’s actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect Windstream’s future results included in other filings by Windstream with the Securities and Exchange Commission at www.sec.gov.

-end-

Media Contact:	Investor Contact:
David Avery, 501-748-5876	Mary Michaels, 501-748-7578
david.avery@windstream.com	mary.michaels@windstream.com

WINDSTREAM HOLDINGS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)	THREE MONTHS ENDED				SIX MONTHS ENDED
	June 30,	June 30,	Increase (Decrease)		June 30,	June 30,	Increase (Decrease)
	2016	2015	Amount	%	2016	2015	Amount	%
UNDER GAAP:
Revenues and sales:
Service revenues	$1,331.3	$1,377.2	$(45.9)	(3)	$2,671.9	$2,759.0	$(87.1)	(3)
Product sales	28.3	43.9	(15.6)	(36)	61.1	80.7	(19.6)	(24)
Total revenues and sales	1,359.6	1,421.1	(61.5)	(4)	2,733.0	2,839.7	(106.7)	(4)
Costs and expenses:
Cost of services (exclusive of depreciation and amortization included below)	667.2	685.2	(18.0)	(3)	1,336.0	1,365.2	(29.2)	(2)
Cost of products sold	24.2	38.4	(14.2)	(37)	53.1	70.3	(17.2)	(24)
Selling, general and administrative	196.9	215.7	(18.8)	(9)	400.7	440.7	(40.0)	(9)
Depreciation and amortization	308.2	341.8	(33.6)	(10)	613.0	682.5	(69.5)	(10)
Merger and integration costs	2.6	57.3	(54.7)	(95)	7.6	71.4	(63.8)	(89)
Restructuring charges	5.9	3.4	2.5	74	10.3	10.4	(0.1)	(1)
Total costs and expenses	1,205.0	1,341.8	(136.8)	(10)	2,420.7	2,640.5	(219.8)	(8)
Operating income	154.6	79.3	75.3	95	312.3	199.2	113.1	57
Dividend income on CS&L common stock	—	13.0	(13.0)	*	17.6	13.0	4.6	35
Other (expense) income, net	(1.9)	9.3	(11.2)	*	(3.1)	8.1	(11.2)	*
Net gain on disposal of investment in CS&L common stock	17.3	—	17.3	*	17.3	—	17.3	*
Net gain (loss) on early extinguishment of debt	37.5	(43.4)	80.9	*	2.1	(43.4)	45.5	*
Other-than-temporary impairment loss on investment in CS&L common stock	—	—	—	*	(181.9)	—	(181.9)	*
Interest expense (A)	(217.4)	(217.5)	0.1	*	(437.1)	(358.6)	(78.5)	22
Loss before income taxes	(9.9)	(159.3)	149.4	(94)	(272.8)	(181.7)	(91.1)	50
Income tax benefit	(11.4)	(48.1)	36.7	(76)	(42.4)	(75.8)	33.4	(44)
Net income (loss)	$1.5	$(111.2)	$112.7	*	$(230.4)	$(105.9)	$(124.5)	*

Weighted average common shares	92.8	100.4	(7.6)	(8)	93.2	100.2	(7.0)	(7)
Common shares outstanding	96.4	104.1	(7.7)	(7)

Basic and diluted earnings (loss) per share:
Net income (loss)	$.01	($1.13)	$1.14	*	($2.48)	($1.08)	($1.40)	*

ADJUSTED RESULTS OF OPERATIONS (B):
Adjusted service revenues	$1,331.3	$1,344.5	$(13.2)	(1)	$2,671.9	$2,687.6	$(15.7)	(1)
Adjusted revenues and sales	$1,359.6	$1,388.4	$(28.8)	(2)	$2,733.0	$2,768.3	$(35.3)	(1)
Adjusted OIBDAR (C)	$482.2	$479.3	$2.9	1	$967.5	$960.6	$6.9	1
Adjusted OIBDA (D)	$318.8	$316.8	$2.0	1	$640.6	$635.6	$5.0	1
Adjusted capital expenditures (E)	$801.0	$796.1	$4.9	1	$439.7	$444.3	$(4.6)	(1)

* Not meaningful
(A)
Includes additional interest expense associated with the master lease agreement with CS&L of $125.4 million and $252.3 million for the three and six months ended June 30, 2016, respectively, as compared to $96.0 million for both the three and six months ended June 30, 2015.

(B)
Adjusted results exclude the impacts of the disposed data center and consumer CLEC businesses and directory publishing operations and all merger and integration costs related to strategic transactions. See Notes to Reconciliation of Non-GAAP Financial Measures.

(C)	Adjusted OIBDAR is adjusted OIBDA before the annual cash rent payment due under the master lease agreement with CS&L assuming the lease payments began on January 1, 2015.
(D)
Adjusted OIBDA is operating income before depreciation and amortization adjusted for the impact of restructuring charges, pension costs, share-based compensation expense and the annual cash rent payment due under the master lease agreement with CS&L.

(E)
Adjusted capital expenditures exclude the impacts of capital expenditures related to Project Excel, a $250 million capital program funded entirely using a portion of the $575 million proceeds from the sale of the data center business completed on December 18, 2015.

WINDSTREAM HOLDINGS, INC.
UNAUDITED BUSINESS SEGMENT RESULTS
(In millions)	THREE MONTHS ENDED				SIX MONTHS ENDED
	June 30,	June 30,	Increase (Decrease)		June 30,	June 30,	Increase (Decrease)
	2016	2015	Amount	%	2016	2015	Amount	%
Consumer and Small Business - ILEC
Revenues and sales:
Service revenues	$310.8	$313.8	$(3.0)	(1)	$622.5	$626.0	$(3.5)	(1)
Product sales	0.2	0.6	(0.4)	(67)	0.6	1.7	(1.1)	(65)
Total consumer	311.0	314.4	(3.4)	(1)	623.1	627.7	(4.6)	(1)
Small business - ILEC	84.2	88.7	(4.5)	(5)	169.3	178.2	(8.9)	(5)
Total revenue and sales	395.2	403.1	(7.9)	(2)	792.4	805.9	(13.5)	(2)
Costs and expenses	169.8	161.8	8.0	5	338.9	325.0	13.9	4
Segment income	225.4	241.3	(15.9)	(7)	453.5	480.9	(27.4)	(6)

Carrier
Service revenues	159.9	172.2	(12.3)	(7)	323.1	348.5	(25.4)	(7)
Costs and expenses	45.2	48.3	(3.1)	(6)	90.7	94.4	(3.7)	(4)
Segment income	114.7	123.9	(9.2)	(7)	232.4	254.1	(21.7)	(9)

Enterprise
Revenues and sales:
Service revenues	491.3	478.2	13.1	3	982.7	953.9	28.8	3
Product sales	18.0	31.7	(13.7)	(43)	39.7	59.3	(19.6)	(33)
Total revenue and sales	509.3	509.9	(0.6)	—	1,022.4	1,013.2	9.2	1
Costs and expenses	429.5	462.3	(32.8)	(7)	872.1	913.7	(41.6)	(5)
Segment income	79.8	47.6	32.2	68	150.3	99.5	50.8	51

Small Business - CLEC
Service revenues	125.3	141.9	(16.6)	(12)	254.0	288.5	(34.5)	(12)
Costs and expenses	84.1	97.3	(13.2)	(14)	171.5	195.3	(23.8)	(12)
Segment income	41.2	44.6	(3.4)	(8)	82.5	93.2	(10.7)	(11)

Total segment revenues and sales:
Service revenues	1,171.5	1,194.8	(23.3)	(2)	2,351.6	2,395.1	(43.5)	(2)
Product sales	18.2	32.3	(14.1)	(44)	40.3	61.0	(20.7)	(34)
Total segment revenues and sales	1,189.7	1,227.1	(37.4)	(3)	2,391.9	2,456.1	(64.2)	(3)
Total segment costs and expenses	728.6	769.7	(41.1)	(5)	1,473.2	1,528.4	(55.2)	(4)
Total segment income	461.1	457.4	3.7	1	918.7	927.7	(9.0)	(1)
Regulatory and other operating revenues and sales (A)	169.9	161.3	8.6	5	341.1	312.2	28.9	9
Revenues and sales related to disposed businesses (B)	—	32.7	(32.7)	*	—	71.4	(71.4)	*
Other unassigned operating expenses (C)	(168.2)	(208.7)	40.5	(19)	(334.5)	(382.4)	47.9	(13)
Operating expenses related to disposed businesses (B)	—	(21.6)	21.6	*	—	(47.2)	47.2	*
Depreciation and amortization	(308.2)	(341.8)	33.6	(10)	(613.0)	(682.5)	69.5	(10)
Operating income	$154.6	$79.3	$75.3	95	$312.3	$199.2	$113.1	57

* Not meaningful
(A)
Other operating revenues are not allocated to the business segments. These revenues include revenue from federal and state universal service funds, CAF Phase II support, and funds received from federal access recovery mechanisms, revenues from providing switched access services, and certain surcharges assessed to our customers, including billings for our required contributions to federal and state USF programs.

(B)	Represents revenues and operating expenses associated with the disposed data center and consumer CLEC businesses and directory publishing operations that are not assigned to the business segments.
(C)
These expenses are not allocated to the business segments. Unallocated expenses include merger and integration costs, restructuring charges, stock-based compensation, pension costs, certain regulatory fees and shared services, such as accounting and finance, information technology, engineering, network management, legal, human resources, and investor relations. These expenses are centrally managed and are not monitored by management at a segment level.

WINDSTREAM HOLDINGS, INC.
UNAUDITED SUPPLEMENTAL OPERATING INFORMATION
(In thousands)

	THREE MONTHS ENDED				SIX MONTHS ENDED
	June 30,	June 30,	Increase (Decrease)		June 30,	June 30,	Increase (Decrease)
	2016	2015	Amount	%	2016	2015	Amount	%
Consumer operating metrics
Households served	1,403.8	1,494.2	(90.4)	(6)
High-speed Internet customers	1,075.8	1,120.8	(45.0)	(4)
Digital television customers	342.0	372.5	(30.5)	(8)

Net household losses	26.9	34.5	(7.6)	(22)	42.0	34.5	7.5	22
Net high-speed Internet customer losses	16.2	10.8	5.4	50	19.3	10.8	8.5	79

Small Business - ILEC customers (A)	141.0	151.6	(10.6)	(7)

Enterprise customers (B)	26.8	26.0	0.8	3

Small Business - CLEC customers (C)	81.2	99.3	(18.1)	(18)

(A)
Small business customer relationships that generate less than $1,500 in revenue per month and are located in service areas in which we are the incumbent local exchange carrier ("ILEC") and provide services over network facilities operated by us.

(B)	Enterprise customers represent customers that generate $1,500 or more in revenue per month.
(C)
Small business customer relationships that generate less than $1,500 in revenue per month and are located in service areas in which we are the competitive local exchange carrier ("CLEC") and provide services over network facilities primarily leased from other carriers.

WINDSTREAM HOLDINGS, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In millions)

	June 30,	December 31,
	2016	2015
Assets
Current Assets:
Cash and cash equivalents	$41.6	$31.3
Accounts receivable, net	628.5	643.9
Inventories	70.7	79.5
Prepaid expenses and other	130.9	120.6
Total current assets	871.7	875.3

Goodwill	4,213.6	4,213.6
Other intangibles, net	1,411.4	1,504.7
Net property, plant and equipment	5,239.3	5,279.8
Investment in CS&L common stock	—	549.2
Other assets	85.6	95.5
Total Assets	$11,821.6	$12,518.1

Liabilities and Shareholders' Equity
Current Liabilities:
Current maturities of long-term debt	$11.9	$5.9
Current portion of long-term lease obligations	160.4	152.7
Accounts payable	342.2	430.1
Advance payments and customer deposits	193.2	193.9
Accrued taxes	76.3	84.1
Accrued interest	66.3	78.4
Other current liabilities	269.7	322.0
Total current liabilities	1,120.0	1,267.1

Long-term debt	4,731.6	5,164.6
Long-term lease obligations	4,918.4	5,000.4
Deferred income taxes	241.4	287.4
Other liabilities	481.0	492.2
Total liabilities	11,492.4	12,211.7

Shareholders' Equity:
Common stock	—	—
Additional paid-in capital	578.7	602.9
Accumulated other comprehensive loss	(7.0)	(284.4)
Accumulated deficit	(242.5)	(12.1)
Total shareholders' equity	329.2	306.4
Total Liabilities and Shareholders' Equity	$11,821.6	$12,518.1

WINDSTREAM HOLDINGS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
	THREE MONTHS ENDED		SIX MONTHS ENDED
	June 30,	June 30,	June 30,	June 30,
	2016	2015	2016	2015
Cash Flows from Operating Activities:
Net income (loss)	$1.5	$(111.2)	$(230.4)	$(105.9)
Adjustments to reconcile net income (loss) to net cash provided from operations:
Depreciation and amortization	308.2	341.8	613.0	682.5
Provision for doubtful accounts	10.8	13.2	20.5	23.5
Share-based compensation expense	8.9	13.5	22.6	28.3
Deferred income taxes	(12.8)	(49.6)	(40.3)	(83.4)
Net gain on disposal of investment in CS&L common stock	(17.3)	—	(17.3)	—
Noncash portion of net gain (loss) on early extinguishment of debt	(37.7)	(2.9)	(45.1)	(2.9)
Other-than-temporary impairment loss on investment in CS&L common stock	—	—	181.9	—
Amortization of unrealized losses on de-designated interest rate swaps	1.0	3.7	2.2	7.1
Plan curtailment	—	(13.5)	(5.5)	(13.5)
Other, net	10.0	(14.2)	(5.3)	(7.3)
Changes in operating assets and liabilities, net:
Accounts receivable	(0.2)	(20.4)	(2.2)	(53.7)
Prepaid income taxes	(0.3)	1.4	(6.1)	9.2
Prepaid expenses and other	19.1	12.3	13.1	(12.5)
Accounts payable	19.3	35.0	(80.9)	(29.2)
Accrued interest	(51.8)	(87.6)	(12.0)	(20.2)
Accrued taxes	4.7	8.8	(7.8)	(2.1)
Other current liabilities	19.9	30.2	24.1	(13.0)
Other liabilities	(1.7)	(4.1)	(11.7)	(6.7)
Other, net	15.7	(20.2)	11.7	(20.2)
Net cash provided from operating activities	297.3	136.2	424.5	380.0
Cash Flows from Investing Activities:
Additions to property, plant and equipment	(246.5)	(255.0)	(510.3)	(444.3)
Proceeds from the sale of property	—	—	6.2	—
Grant funds received for broadband stimulus projects	—	10.1	—	17.5
Network expansion funded by Connect America Fund - Phase I	—	(34.6)	—	(42.9)
Change in restricted cash	—	4.2	—	3.8
Other, net	(4.3)	11.1	(4.3)	9.0
Net cash used in investing activities	(250.8)	(264.2)	(508.4)	(456.9)
Cash Flows from Financing Activities:
Dividends paid to shareholders	(14.6)	(191.1)	(29.5)	(342.6)
Payment received from CS&L in spin-off	—	1,035.0	—	1,035.0
Repayments of debt and swaps	(646.2)	(1,316.5)	(1,631.5)	(1,641.9)
Proceeds of debt issuance	647.0	610.0	1,925.0	1,100.0
Debt issuance costs	(1.0)	(3.7)	(11.7)	(3.7)
Stock repurchases	—	—	(28.9)	—
Payments under long-term lease obligations	(37.7)	(24.5)	(74.5)	(24.5)
Payments under capital lease obligations	(27.4)	(7.2)	(47.2)	(18.4)
Other, net	0.4	(1.0)	(7.5)	(7.8)
Net cash (used in) provided from financing activities	(79.5)	101.0	94.2	96.1
(Decrease) increase in cash and cash equivalents	(33.0)	(27.0)	10.3	19.2
Cash and Cash Equivalents:
Beginning of period	74.6	74.0	31.3	27.8
End of period	$41.6	$47.0	$41.6	$47.0

WINDSTREAM HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES - ADJUSTED FREE CASH FLOW AND ADJUSTED CAPITAL EXPENDITURES
(In millions)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	June 30,	June 30,	June 30,	June 30,
	2016	2015	2016	2015
Adjusted Free Cash Flow:
Operating income under GAAP	$154.6	$79.3	$312.3	$199.2
Depreciation and amortization	308.2	341.8	613.0	682.5
OIBDA	462.8	421.1	925.3	881.7
Adjustments:
Merger and integration costs	2.6	57.3	7.6	71.4
Pension expense (income)	2.0	(4.7)	1.7	(6.5)
Restructuring charges	5.9	3.4	10.3	10.4
Share-based compensation expense	8.9	13.5	22.6	28.3
Master lease rent payment	(163.4)	(121.0)	(326.9)	(121.0)
Adjusted capital expenditures	(209.6)	(255.0)	(439.7)	(444.3)
Cash paid for interest on long-term debt obligations	(138.8)	(206.3)	(194.3)	(281.0)
Cash (paid) refunded for income taxes	(1.4)	0.3	(7.9)	1.5
Cash dividends received on CS&L common stock	17.6	—	35.2	—
Adjusted free cash flow	$(13.4)	$(91.4)	$33.9	$140.5

Adjusted Capital Expenditures:
Capital expenditures under GAAP	$246.5	$255.0	$510.3	$444.3
Project Excel capital expenditures (A)	(36.9)	—	(70.6)	—
Adjusted capital expenditures	$209.6	$255.0	$439.7	$444.3

(A)
Represents capital expenditures related to Project Excel, a $250 million capital program funded entirely using a portion of the $575 million proceeds from the sale of the data center business completed on December 18, 2015.

WINDSTREAM HOLDINGS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions)

		THREE MONTHS ENDED			SIX MONTHS ENDED
		June 30,	June 30,		June 30,	June 30,
		2016	2015		2016	2015
Reconciliation of Revenues and Sales under GAAP to Adjusted Revenues and Sales:
Service revenues under GAAP		$1,331.3	$1,377.2		$2,671.9	$2,759.0
Adjustments:
Data center revenues	(A)	—	(30.4)	(A)	—	(59.6)
Consumer CLEC revenues	(A)	—	(2.3)	(A)	—	(10.2)
Directory publishing revenues	(A)	—	—	(A)	—	(1.6)
Adjusted service revenues		1,331.3	1,344.5		2,671.9	2,687.6
Product sales under GAAP		28.3	43.9		61.1	80.7
Adjusted revenues and sales		$1,359.6	$1,388.4		$2,733.0	$2,768.3

Reconciliation of Net Income (Loss) under GAAP to Adjusted OIBDA:
Net income (loss)		$1.5	$(111.2)		$(230.4)	$(105.9)
Adjustments:
Dividend income on CS&L common stock	(B)	—	(13.0)	(B)	(17.6)	(13.0)
Other expense (income), net	(B)	1.9	(9.3)	(B)	3.1	(8.1)
Net gain on disposal of investment in CS&L common stock	(B)	(17.3)	—	(B)	(17.3)	—
Net (gain) loss on early extinguishment of debt	(B)	(37.5)	43.4	(B)	(2.1)	43.4
Other-than-temporary impairment loss on investment in CS&L common stock	(B)	—	—	(B)	181.9	—
Interest expense	(B)	217.4	217.5	(B)	437.1	358.6
Income tax benefit	(B)	(11.4)	(48.1)	(B)	(42.4)	(75.8)
Operating income under GAAP	(B)	154.6	79.3	(B)	312.3	199.2
Depreciation and amortization	(B)	308.2	341.8	(B)	613.0	682.5
Adjustments:
Data center business operating loss	(A)	—	2.1	(A)	—	3.6
Consumer CLEC business operating income	(A)	—	(0.8)	(A)	—	(3.3)
Directory publishing operating income	(A)	—	—	(A)	—	(0.8)
Depreciation and amortization - disposed businesses	(A)	—	(12.4)	(A)	—	(23.7)
Merger and integration costs	(B)	2.6	57.3	(B)	7.6	71.4
Pension expense (income)	(B)	2.0	(4.7)	(B)	1.7	(6.5)
Restructuring charges	(B)	5.9	3.4	(B)	10.3	10.4
Share-based compensation expense	(B)	8.9	13.3	(B)	22.6	27.8
Adjusted OIBDAR		482.2	479.3		967.5	960.6
Master lease rent payment	(C)	(163.4)	(162.5)	(C)	(326.9)	(325.0)
Adjusted OIBDA		$318.8	$316.8		$640.6	$635.6

See Notes to Reconciliation of Non-GAAP Financial Measures

WINDSTREAM HOLDINGS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions)		THREE MONTHS ENDED			SIX MONTHS ENDED
		June 30,	June 30,		June 30,	June 30,
		2016	2015		2016	2015
Reconciliation of Adjusted OIBDA to Net Cash Provided from Operating Activities:
Adjusted OIBDA		$318.8	$316.8		$640.6	$635.6
Adjustments:
Master lease rent payment	(C)	163.4	162.5	(C)	326.9	325.0
Cash dividends received on CS&L common stock		17.6	—		35.2	—
Pretax operating results of disposed businesses	(A)	—	11.3	(A)	—	24.7
Merger and integration costs	(B)	(2.6)	(57.3)	(B)	(7.6)	(71.4)
Restructuring charges	(B)	(5.9)	(3.4)	(B)	(10.3)	(10.4)
Other (expense) income, net	(B)	(1.9)	9.3	(B)	(3.1)	8.1
Net gain (loss) on early extinguishment of debt	(B)	37.5	(43.4)	(B)	2.1	(43.4)
Interest expense	(B)	(217.4)	(217.5)	(B)	(437.1)	(358.6)
Income tax benefit, net of deferred income taxes		(1.4)	(1.5)		2.1	(7.6)
Provision for doubtful accounts	(D)	10.8	13.2	(D)	20.5	23.5
Noncash portion of net gain (loss) on early extinguishment of debt	(D)	(37.7)	(2.9)	(D)	(45.1)	(2.9)
Amortization of unrealized losses on de-designated interest rate swaps	(D)	1.0	3.7	(D)	2.2	7.1
Plan curtailment	(D)	—	(13.5)	(D)	(5.5)	(13.5)
Other noncash adjustments, net	(F)	(9.6)	3.5	(F)	(24.6)	12.2
Changes in operating assets and liabilities, net	(D)	24.7	(44.6)	(D)	(71.8)	(148.4)
Net Cash Provided From Operating Activities		$297.3	$136.2		$424.5	$380.0

Reconciliation of Adjusted Free Cash Flow to Net Cash Provided from Operating Activities:
Adjusted Free Cash Flow		$(13.4)	$(91.4)		$33.9	$140.5
Adjustments:
Cash paid (refunded) for income taxes		1.4	(0.3)		7.9	(1.5)
Cash paid for interest on long-term debt obligations		138.8	206.3		194.3	281.0
Capital expenditures	(D)	246.5	255.0	(D)	510.3	444.3
Project Excel capital expenditures	(E)	(36.9)	—	(E)	(70.6)	—
Master lease rent payment	(A)	163.4	121.0	(A)	326.9	121.0
Merger and integration costs	(B)	(2.6)	(57.3)	(B)	(7.6)	(71.4)
Restructuring charges	(B)	(5.9)	(3.4)	(B)	(10.3)	(10.4)
Other (expense) income, net	(B)	(1.9)	9.3	(B)	(3.1)	8.1
Net gain (loss) on early extinguishment of debt	(B)	37.5	(43.4)	(B)	2.1	(43.4)
Interest expense	(B)	(217.4)	(217.5)	(B)	(437.1)	(358.6)
Income tax benefit, net of deferred income taxes		(1.4)	(1.5)		2.1	(7.6)
Provision for doubtful accounts	(D)	10.8	13.2	(D)	20.5	23.5
Noncash portion of net gain (loss) on early extinguishment of debt	(D)	(37.7)	(2.9)	(D)	(45.1)	(2.9)
Amortization of unrealized losses on de-designated interest rate swaps	(D)	1.0	3.7	(D)	2.2	7.1
Plan curtailment	(D)	—	(13.5)	(D)	(5.5)	(13.5)
Other noncash adjustments, net	(F)	(9.6)	3.5	(F)	(24.6)	12.2
Changes in operating assets and liabilities, net	(D)	24.7	(44.6)	(D)	(71.8)	(148.4)
Net Cash Provided From Operating Activities		$297.3	$136.2		$424.5	$380.0

See Notes to Reconciliation of Non-GAAP Financial Measures

WINDSTREAM HOLDINGS, INC.
NOTES TO RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(A)
Represents applicable amount related to the disposed data center and consumer CLEC businesses and directory publishing operations as reported under GAAP. There were no product sales attributed to the disposed businesses.

(B)	Represents applicable amount as reported under GAAP - See Unaudited Consolidated Statements of Operations.
(C)	Represents the impact of the annual cash rent payment due under the master lease agreement with CS&L assuming the lease payments began on January 1, 2015.
(D)	Represents applicable amount reported under GAAP - See Unaudited Consolidated Statements of Cash Flows.
(E)
Represents capital expenditures related to Project Excel, a $250 million capital program funded entirely using a portion of the $575 million proceeds from the sale of the data center business completed on December 18, 2015.

(F)
Consists of non-cash amortization of debt issuance costs, debt discounts and premiums, accretion expense related to asset retirement obligations, ineffectiveness on interest rate swaps, gains on the sale of property, and other non-cash miscellaneous income and expenses.

Windstream Holdings, Inc ("Windstream", "we", "us", "our") has presented in this press release unaudited adjusted results, which exclude the impacts of the disposed data center and consumer CLEC businesses and directory publishing operations and all merger and integration costs resulting from strategic transactions. In addition to these adjustments, we have presented certain measures of our operating performance that adjusts for the impact of the annual cash rent payment due under the master lease agreement with Communications Sales & Leasing ("CS&L"), and exclude the impacts of restructuring charges, pension costs and share-based compensation expense.

Our purpose for these adjustments is to improve the comparability of results of operations for all periods presented in order to focus on the true earnings capacity associated with providing telecommunication services. Additionally, management believes that presenting adjusted measures assists investors by providing more meaningful comparisons of results from current and prior periods, and by providing information that is a better reflection of the true earnings capacity of our current operations. We use adjusted results, including adjusted OIBDA, adjusted OIBDAR, adjusted free cash flow and adjusted capital expenditures as key measures of the operational performance of our business. Our management, including the chief operating decision-maker, consistently uses these measures for internal reporting and the evaluation of business objectives, opportunities and performance.